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Exhibit (g)(3)

          AMENDMENT TO CUSTODY AGREEMENT BETWEEN WATERHOUSE INVESTORS
                FAMILY OF FUNDS, INC. AND THE BANK OF NEW YORK

         Amendment made as of February 12, 1998 to the Custody Agreement dated as of December 19, 1995 (the "Agreement") between Waterhouse Investors Family of Funds, Inc. (formerly "Waterhouse Investors Cash Management Fund, Inc." and hereinafter the "Fund") and The Bank of New York (hereinafter the "Bank") as previously amended on December 10, 1997.


                                  WITNESSETH:


WHEREAS, the bank and the Fund desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:


1.       Appendix B is hereby amended to read in its entirety as follows:

                                    SERIES
                            Money Market Portfolio
                           U.S. Government Portfolio
                              Municipal Portfolio
        Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund.

2. The first sentence of paragraph 1 of Article XVIII is hereby amended by replacing the phrase "not less than ninety (90) days" with the phrase "not less than sixty (60) days."

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year above written.

                                               WATERHOUSE INVESTORS FAMILY
                                                      OF FUNDS, INC.


                                               By:   /s/ Richard W. Ingram
                                                     ------------------------
[SEAL]

Attest:

/s/ Karen Jacoppo-Wood
------------------------

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                                               THE BANK OF NEW YORK


                                               By:   /s/ Stephen E. Grunston
                                                     ------------------------
                                                     Vice President

[SEAL]

Attest:



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